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                                                                     Exhibit 2.4


                           AMENDMENT No. 1, dated as of January 9, 2004 (this
                  "Amendment"), to the STOCK PURCHASE AGREEMENT, dated as of October 27, 2003 (the "Agreement"), among AMERICAN CIGARETTE COMPANY OVERSEAS B.V., a private company with limited liability incorporated under the laws of the Netherlands, CIGARETTE MANUFACTURERS SUPPLIES INC., a Delaware corporation, BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation, and R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation, with REYNOLDS AMERICAN INC., a North Carolina corporation, becoming a party to such agreement pursuant to a JOINDER AGREEMENT, dated as of January 5, 2004.


         WHEREAS the parties hereto have previously entered into the Agreement and, subject to the terms and conditions set forth in the Agreement, have agreed to complete the Acquisition (such term and each other capitalized term used, but not defined, in this Amendment having the meaning assigned to such term in the Agreement); and

         WHEREAS the parties hereto desire to make certain amendments to the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

         (a) Section 1.04(e) is hereby amended by replacing the text "date of this Agreement" appearing on the eighth and thirteenth lines thereof with the text "Closing Date".

         (b) Section 5.04(b) is hereby amended by replacing the text "date of this Agreement" appearing on the penultimate and ultimate lines thereof with the text "Closing Date".

         SECTION 2. Amendment Part of the Agreement. This Amendment shall be considered to be a part of the Agreement and shall be subject to the provisions thereof,

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including Article IX thereof. Except as expressly set forth herein, the
Agreement shall continue in full force and effect without waiver, modification or amendment.

                      [THE REMAINDER OF THIS PAGE IS BLANK]



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         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto all as of the date first above written.

                                       AMERICAN CIGARETTE COMPANY OVERSEES B.V.,

                                       by
                                           /s/Timothy J. Hazlett
                                       -----------------------------------------
                                       Name:  Timothy J. Hazlett
                                       Title: Attorney-in-Fact

                                       CIGARETTE MANUFACTURERS SUPPLIES INC.,
                                       by
                                           /s/George McGrath
                                       -----------------------------------------
                                       Name:  George McGrath
                                       Title: Vice President, Finance

                                       BROWN & WILLIAMSON TOBACCO CORPORATION,
                                       by
                                           /s/ Jeffrey A. Eckmann
                                       -----------------------------------------
                                       Name:  Jeffrey A. Eckmann
                                       Title: Senior Vice President and
                                              Chief Financial Officer

                                       R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
                                       by
                                           /s/ McDara P. Folan, III
                                       -----------------------------------------
                                       Name:  McDara P. Folan, III
                                              Title:Vice President,
                                              Deputy General Counsel
                                              and Secretary

                                       REYNOLDS AMERICAN INC.,
                                       by
                                           /s/ McDara P. Folan, III
                                       -----------------------------------------
                                       Name:  McDara P. Folan, III
                                       Title: Vice President,
                                              Deputy General Counsel
                                              and Secretary